Exhibit 10.1

GROUNDFLOOR FINANCE INC.

POWER OF ATTORNEY

Each of the undersigned (each, an “Authorizing Individual”), in their capacity as directors and officers of GROUNDFLOOR FINANCE INC. (the “Company”), hereby executes this Power of Attorney and appoints Nick Bhargava (the “Authorized Signatory”) as the attorney in fact of each of the respective Authorizing Individuals, and hereby authorizes the Authorized Signatory to sign on such Authorizing Individual’s behalf.

The Authorized Signatory shall have full power and authority to act on each of the Authorizing Individual’s behalf to sign for the undersigned and in their respective names as directors and officers of the Company in connection with the Company’s offering of securities under Regulation A (17 CFR. 230.251 et seq.) of the Securities Act of 1933, as amended (the “Securities Act”), including the Company’s offering statement on Form 1-A which will be filed with the Securities and Exchange Commission, and to sign any and all amendments, including any periodic filings and post qualification amendments related to such offering statement, to perform any and all such acts necessary or proper in connection with the filing of such offering statement and other periodic reports, amendments, and filings, and, generally, to act for and in the name of the Authorizing Individuals with respect to such filings.

Each Authorizing Individual hereby grants to the Authorized Signatory full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as each of the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such Authorized Signatory, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted.

No person who relies in good faith on the authority of the Authorized Signatory under this instrument shall incur any liability to each of the undersigned, to each of the undersigned’s personal representative, successor or assigns. Each Authorizing Individual authorizes the Authorized Signatory to indemnify and hold harmless any third party who accepts and acts under this document for and on each of the undersigned’s behalf.

This Power of Attorney shall become effective immediately. Each Authorizing Individual hereby acknowledges that this Power of Attorney may be revoked at any time by providing the Authorizing Individual’s written notice to the Authorized Signatory and shall continue effective until it is so revoked.

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Pursuant to the requirements of the Securities Act, each of the undersigned has executed this Power of Attorney as of this 1st day of October, 2024.

AUTHORIZING INDIVIDUALS

By:	/s/ Brian Dally
Name: Brian Dally
Title: Chief Executive Officer

By:	/s/ Luke Timberlake
Name: Luke Timberlake Title: Director

By:	/s/ Bruce Boehm
Name: Bruce Boehm Title: Director

By:	/s/ Yair Goldfinger
Name: Yair Goldfinger Title: Director